Exhibit 99

REGAL-BELOIT CORPORATION
Completes Acquisition of General Electric Company’s
Commercial AC Motor Business

Beloit, WI – August 30, 2004 – REGAL-BELOIT CORPORATION (AMEX:RBC) today announced that it has completed the acquisition of GE’s Commercial AC motor business.

The Company will hold a conference call at 10:00 a.m. CST on August 31, 2004. To participate in the call, investors should call 1-866-297-6315 at the scheduled time. The call will be available by digital replay for 7 days at 1-877-213-9653. The passcode is 9763722.

The acquired business is expected to add $137 million in annual sales on a normalized basis. The business expands the Company’s product offering through extensions of existing product lines and new product applications into existing and new market segments. The customer base also expands the Company’s OEM and distributor relationships. The products will be branded “GE Commercial Motors by REGAL-BELOIT,” adding another strong brand to the existing three motor brands.

James L. Packard, Chairman and CEO of REGAL-BELOIT CORPORATION commented, “We are extremely pleased about this acquisition as it is a significant piece of our strategy to continue our growth in this sector and to expand our product offering and global capability. This represents our fourth acquisition in the electric motor business, and the 39th in our Company’s history. This acquisition clearly strengthens our position as a leader in the industrial/commercial motor business. Adding this new line of motors and capability to our already strong brands of Marathon, Lincoln, and LEESON will strengthen our position with our customers, and demonstrates our strong commitment to this industry.”

Henry Knueppel, President and COO added, “This is a solid business with 900 outstanding employees. It gives us a significant presence in Mexico and an important technology and engineering capability in India. This is very important to us and plays a significant role in our overall strategy.”

The acquisition is expected to be neutral to earnings per share in 2004 and accretive to earnings per share in 2005 in the range of $.22-$.26. The purchase price was $72.5 million. The Company will finance the purchase through available capacity under its existing bank credit facility.

The business is headquartered in Fort Wayne, Indiana. The business also operates a 335,000 square foot manufacturing facility in Juarez, Mexico and has technology resources located in Hyderabad, India. Additionally, the business will continue with a joint venture relationship in China.

REGAL-BELOIT CORPORATION, founded in 1955, had 2003 revenue of $619 million. The Company is a leading international manufacturer of mechanical and electrical motion control and power generation products designed to meet the high-performance needs of customers around the world. The Company is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Europe and Asia. For more information, visit the Company’s website at www.regal-beloit.com.

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For more information:

REGAL-BELOIT CORPORATION
Media: Fritz Hollenbach
Telephone: 608/364-8808, X107
fhollenbach@regal-beloit.com

Financial: Dave Barta
V.P. Administration & Human Resources Chief Financial Officer
Telephone: 608/364-8808, X106
dbarta@regal-beloit.com

General Electric Company
Debbie Wexler
Manager, Global Communications & Public Affairs
Telephone: 260-439-3250
deborah.wexler@ge.com

Cautionary Concerning Forward-Looking Statements
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this news release may be forward looking statements. Actual results may differ from those contemplated. Forward looking statements involve risk and uncertainties, including but not limited to, the following risks: 1) cyclical downturns affecting the markets for capital goods, 2) substantial increases in interest rates that impact the cost of the Company’s outstanding debt, 3) our success in increasing sales and maintaining or improving the operating margins of our business, 4) the availability of or material increases in the costs of select raw materials or parts, 5) actions taken by our competitors, 6) our ability to successfully integrate acquisitions, and 7) our ability to satisfy various covenant requirements under our credit facility. Investors are directed to the Company’s documents, such as its Annual Report on Form 10-k and Form 10-Q’s filed with the Securities and Exchange Commission.

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